EXHIBIT 99

       THE FOLLOWING 2003 STOCK OPTION PLAN IS BEING PROVIDED PURSUANT TO
       ITEM 1 OF SCHEDULE 14C AND ITEM 10 OF SCHEDULE 14A. THE 2003 STOCK OPTION PLAN WILL NOT BE MAILED TO SHAREHOLDERS.

                            GALAXY INVESTMENTS, INC.

                             2003 STOCK OPTION PLAN
                    ----------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

1.       PURPOSE ..............................................................1
2.       DEFINITIONS ..........................................................1
3.       NUMBER OF SHARES AVAILABLE FOR OPTIONS................................5
4.       VESTING LIMITATIONS FOR ISOS..........................................5
5.       CONDITIONS FOR GRANT OF OPTIONS.......................................5
6.       EXERCISE PRICE........................................................7
7.       EXERCISE OF OPTIONS...................................................7
8.       EXERCISABILITY OF OPTIONS.............................................8
9.       TERMINATION OF OPTION EXERCISE PERIOD.................................8
10.      ADJUSTMENT OF SHARES, MERGER..........................................9
11.      TRANSFERABILITY OF OPTIONS...........................................10
12.      ISSUANCE OF SHARES...................................................11
13.      REDEMPTION OF SHARES BY THE COMPANY..................................11
14.      ADMINISTRATION.......................................................12
15.      WITHHOLDING OR DEDUCTION FOR TAXES...................................13
16.      INTERPRETATION.......................................................13
17.      AMENDMENT AND TERMINATION OF THE PLAN................................14
18.      RIGHTS AS AN EMPLOYEE OR NON-EMPLOYEE................................14
19.      SUCCESSORS AND ASSIGNS...............................................14

                            GALAXY INVESTMENTS, INC.

                             2003 STOCK OPTION PLAN
                      -----------------------------------

         1. PURPOSE. The Galaxy Investments, Inc. 2003 Stock Option Plan (the "Plan") has been established by Galaxy Investments, Inc., a Colorado corporation (the "Company"), to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons who are key to the Company, including key employees of and consultants or advisors to, the Company and its Subsidiaries, if any, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated.

                  (a) "Affiliate" shall mean a person, entity or organization which is controlled by, under common control with, controlling, or is an Officer or Director of, beneficial owner of five percent or greater of the equity or voting securities of, or, through contract relationship or otherwise exerts substantial influence over or is substantially influence by, the Company.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean any of the following:

                         (i) a determination  by the Company that there has been
a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an Employee or Non- Employee Eligible Individual;

                         (ii) a  willful  breach by the  Optionee  of any of the
material terms or provisions of his employment agreement;

                         (iii) any conduct by the Optionee  that either  results
in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

                         (iv) the  commission  by the Optionee of an act or acts
involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company or its Subsidiary, their properties or personnel;

                         (v) any act by the Optionee that the Company determines
to be in willful or wanton disregard of the Company's best interests, or which results, or it intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

                         (vi) a determination by the Company that there has been
a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company or any Subsidiary, or that the Optionee has engaged in any act, behavior or conduct showing willful or wanton disregard of the best interests of the Company or any Subsidiary or occasioned by a deliberate and material violation or disregard of standards of behavior that the Company or any Subsidiary has a right to expect of its Employees or Non-Employee Eligible Individuals; or

                         (vii)  if the  Optionee,  while  employed  by or in the
service of the Company or any Subsidiary, and for two years thereafter, violates a confidentiality, non-solicitation and/or noncompete agreement with the Company or any Subsidiary, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or any Subsidiary or for the benefit of any person or persons, or misuses in any way, any Confidential Information; PROVIDED, HOWEVER, if the Optionee is subject to an employment agreement which defines "Cause," then "Cause" shall have the meaning set forth in such employment agreement.

                  (d) "Change of Control" shall mean any of the following events: (i) any "person", as such term is used in section 14(d) of the Securities Exchange Act, other than the Company, any employee benefit plan of the Company or any Affiliate, any Affiliate of the Company, or any shareholder of the Company as of the Effective Date, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act (or any successor rule), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's common stock; (ii) any consolidation or merger of the Company, other than a consolidation or merger with the sole purpose of reorganizing the Company into another form of entity, changing the Company's state of organization or where the shareholders of the Company immediately before the merger or consolidation own fifty percent (50%) or more of the issued and outstanding shares of stock of the resulting entity after the merger or consolidation; or (iii) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any entity which the Company or its stockholders own, directly or indirectly, all of the outstanding voting securities of such entity after such transfer.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (f)  "Committee"   shall  mean  the   compensation   committee
appointed by the Board pursuant to Section 14 hereof to administer the Plan or, if not appointed, the Board.

                  (g) "Common Stock" shall mean the Company's Common Stock, par value $0.001 per share.

                  (h) "Company" shall mean Galaxy Investments, Inc., a Colorado corporation.

                  (i) "Confidential Information" shall mean any and all information pertaining to the Company (including, without limitation, information relating to its products, services, marketing practices, production practices, management agreements, clients, customers, prospects, sources of prospects, suppliers, financial condition, results of operations, costs and methods of doing business, owners and ownership structure) that is not generally available to the public.
                  (j) "Covered Employee" shall mean any individual who as of the close of the Company's taxable year in which an Option is granted is (i) the Chief Executive Officer of the Company or is acting in such capacity ("CEO") whose compensation is required to be reported to Shareholders under the Securities Exchange Act; or (iii) otherwise considered to be a "Covered Employee" within the meaning of Section 162(m) of the Code.


                  (k) "Director" shall mean a member of the Board.

                  (l) "Disability" shall have the same meaning as a "total and permanent (mental or physical) disability" as set forth in Section 22(e)(3) of the Code, as determined by a medical doctor selected by the Committee.

                  (m) "Employee" shall mean any person, including an officer or a director, who is employed by the Company, or any Subsidiary.

                  (n) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system; or
(iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (E.G., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (I.E., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

                  (o) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

                  (p) "Non-Employee Eligible Individual" shall mean an advisor or consultant to the

Company or any Subsidiary who contributes or has an opportunity to contribute to the success of the Company or any Subsidiary.

                  (q) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.


                  (r) "Officer" shall mean the Company's chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any unit, division or Subsidiary president, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant.

                  (s) "Option" shall mean a stock option to purchase Shares granted pursuant to this Plan.

                  (t) "Option Agreement" shall mean the agreement between the Company and the Optionee pursuant to which Options are granted.

                  (u) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person or otherwise.

                  (v) "Outside  Director"  shall mean a member of the Board who:
(i) is not a current employee of the Company or any Affiliate, (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or any Affiliate; (iv) does not receive remuneration either directly or indirectly, in any capacity other than as a director; and (v) satisfies any other conditions that shall from time to time be required to qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder and also as a "Non- Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act. For this purpose, remuneration" shall have the meaning afforded that term pursuant to Treasury Regulations issued under Section 162(m) of the Code, and shall exclude any de minimis remuneration excluded under those Treasury Regulations.

                  (w) "Plan" shall mean the Galaxy Investments, Inc. 2003 Stock Option Plan, effective March 13, 2003.

                  (x) "Retirement" shall mean the occurrence of an Optionee's termination of employment or service with the Company and its Subsidiaries after completing at least five years of service and attaining age 65.

                  (y) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act.

                  (z) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (aa) "Share" shall mean one share of Common Stock, as adjusted in accordance with Section 10 of this Plan.

                  (bb) "Subsidiary" shall mean any corporation (other than the Company), partnership, joint venture or other entity (collectively referred to as "entities") in any unbroken chain of entities beginning with the Company if, at the time of the granting of the Option, each of the entities other than the last entity in the unbroken chain owns equity possessing 50 percent or more of the profits interest or total combined voting power of all classes of equity in one of the other equities in such chain.

         3. NUMBER OF SHARES AVAILABLE FOR OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to 3,500,000 Shares, as further adjusted by Section 10; PROVIDED, however, that if any Option granted under this Plan is not exercised in the time allowed for such exercise, or if any such Option shall terminate, expire or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, authorized and unissued, or treasury, Shares shall be reserved for issuance to permit exercise under this Plan. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and the Option Agreement shall clearly state whether it is an Incentive Stock Option or Non- Statutory Stock Option or, failing a clear indication, be deemed a Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         4. VESTING LIMITATION FOR ISOS. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

         5.  CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by a written Option Agreement in the form of Exhibit A attached hereto that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law.

                  (b) Optionees shall be selected by the Committee from: (i) all
Employees   (including   Directors  and  Officers  who  are   Employees);   (ii)
Non-Employee Eligible Individuals; and (iii) former or prospective Employees and Non-Employee Eligible Individuals.

                  (c) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, with respect to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation: (i) the exercise price or prices of the Option or any installments thereof; (ii) the date or dates on which the Option becomes and/or remains exercisable; (iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain standards, specifications or goals; (iv) conditioning the exercise of an Option on the continued employment or service of the Optionee for a specified period of time; or (v) other conditions or termination events with respect to the exercisability of any Option, provided that such other conditions or events are not more favorable to an Optionee than those expressly permitted herein.

                  (d) The Options granted to Employees or Non-Employee Eligible Individuals under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with or service to the Company or its Subsidiaries.

                  (e) Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary, as those terms are defined in Section 424 of the Code, at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                  (f) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Shares with respect to which Options may be granted to any one Optionee may not exceed sixty percent (60%) of authorized Options, subject to adjustment as provided in
Section 10(a) hereof.

                  (g) Notwithstanding any other provision of this Plan and in addition to any other requirements of this Plan, Options may not be granted to a Covered Employee unless the grant of such Option is authorized by and all of the terms are determined by a Committee that is appointed in accordance with Section 14 of the Plan and all of whose members are Outside Directors.


                  (h) Incentive Stock Options may be granted only to Employees.

                  (i) The Committee may, in its sole discretion, condition the grant of an Option upon the execution and delivery of confidentiality, non-competition and other restrictive covenants and agreements, all of which may be incorporated into the Option Agreement.

                  (j) The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination to grant such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

         6.  EXERCISE PRICE.

                  (a) Except as provided in this Section 6 and Section 10, the exercise price per Share of any Option shall be the price determined by the Committee at the time the Option is granted, provided it is in excess of the Share's par value.

                  (b) Subject to Section 5(e), the exercise price of any Incentive Stock Option shall not be less than the Fair Market Value of the Share underlying the Option (as determined in the sole and absolute discretion of the Committee in a fair and uniform manner) on the date such Incentive Stock Option is granted.

         7.  EXERCISE OF OPTIONS.

                  (a) An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise in accordance with the terms of the Option; (ii) full payment of the exercise price for all of the Shares as to which the Option is exercised has been made; (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable shareholders' agreement; and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option Agreement, the exercise price of any Option may be paid in cash, by certified or official bank check, by personal check (with the approval of the Committee), by money order, with Shares owned by the Optionee that have been owned by the Optionee for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, by authorization for the Company to withhold Shares issuable upon exercise of the Option, by arrangement with a broker that is acceptable to the Committee where payment of the exercise price is made pursuant to an irrevocable direction to the broker to deliver all or a part of the proceeds from the sale of the Option Shares to the Company in payment of the exercise price or by a combination of the above, or by promissory note (as described below). If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

                  (b) Subject to compliance with Federal and State laws (including corporate governance laws), the Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the financing necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or in part with the Optionee's promissory note, such note shall: (i) provide for full recourse to the maker; (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option; (iii) bear interest at the prime rate of the Company's principal lender, plus two percent; and (iv) contain such other terms as the Board or Committee in its sole discretion shall reasonably require.

                  (c) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Until the issuance of the stock certificate evidencing the Shares as to which an Option has been exercised, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, notwithstanding the exercise of such Option, except as expressly provided in Section 10 hereof.

         8.  EXERCISABILITY OF OPTIONS.

                  (a) Except as otherwise provided in this Section 8 and subject to Section 12, an Option shall become exercisable in such amounts, at such vesting intervals, upon such events or occurrences, and upon such other terms and conditions as shall be provided in the individual's Option Agreement.

                  (b) Subject to Section 5(e), the expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 7 years from the date of grant of the Option.

                  (c) Unless otherwise expressly provided in any Option Agreement, and notwithstanding the exercise schedule set forth in any Option Agreement, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon or immediately prior to the date of the occurrence of any Change of Control or the Optionee's termination of employment with the Company by reason of Retirement, death or Disability.

         9.  TERMINATION OF OPTION EXERCISE PERIOD.

                  (a) Unless otherwise expressly provided in any Option Agreement, the unexercised portion of any Option granted to an Optionee shall automatically and without notice immediately terminate at the earliest to occur of the following:

                         (i) one year  after  the date on which  the  Optionee's
employment or service is terminated for any reason, other than by reason of: (A) Cause; (B) voluntary termination of employment or service by the Optionee; or
(C) the Optionee's death;

                         (ii) immediately upon the termination by the Company of
the Optionee's employment or service for Cause;

                         (iii) thirty (30) days after the voluntary  termination
of employment or service by the Optionee;

                         (iv) one year  after the date of the  Optionee's  death
PROVIDED, that with respect to the death of an Optionee who previously terminated his employment or his service by reason of Disability, the option exercise period shall expire at the later to occur of one year following the date on which the Optionee's employment or service with the Company was terminated due to Disability, or one month following the Optionee's death.

                  (b) Unless otherwise expressly provided in any Option, the Committee in its sole discretion may, by giving written notice ("cancellation notice") to the Optionee, cancel, effective upon the date of the consummation of any Change of Control, any Option that remains unexercised on such date. Such cancellation notice shall be given within a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corpoate transaction.

                  (c) Upon termination of an Option (or portion thereof) pursuant to the foregoing provisions of this Section 9, any Option (or portion thereof) not previously exercised shall be canceled.

         10.  ADJUSTMENT OF SHARES; MERGER.

                  (a) If, at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Common Stock through the declaration of a stock dividend, through any recapitalization, reclassification, stock split- up, merger, combination or exchange of Common Stock (other than any such exchange or issuance of Common Stock through which Common Stock is issued to effect an acquisition of another business or entity or the Company's purchase of Common Stock to exercise a "call" purchase option), then and in such event, at the discretion of the Committee:

                         (i) appropriate adjustment shall be made in the maximum
number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                         (ii) appropriate adjustment shall be made in the number
of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Such adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

                  (c) Subject to the specific terms of any Option Agreement, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole judgment and discretion, such adjustments become appropriate by reason of a Change of Control.

                  (d) Except as otherwise expressly provide herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such shares, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

                  (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock, that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

                  (f) In the event of a merger in which the Company's shareholders immediately before the merger own fifty percent (50%) or more of the issued and outstanding shares of stock of the resulting entity after the merger, then existing Options of the Company shall automatically convert into options to receive stock of the resulting entity. This Plan shall survive such merger as described in the immediately preceding sentence, and in such case, the term "Option" herein shall refer to an option for shares of stock of the surviving entity. In such case, the Committee (or such similar body of the resulting entity) shall determine whether adjustments are necessary to the exercise price of existing Options.

                  (g) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise her or his Option.

         11.  TRANSFERABILITY OF OPTIONS.

                  (a) No Option shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void; PROVIDED, however, that a Non-Statutory Stock



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


Option may be transferred to a family member or trust for the benefit of a family member if the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and provided the transaction does not violate the requirements of Rule 16b-3. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non- Statutory Stock Option that has been assigned or otherwise transferred with the Committee's prior written consent, only by the assignee consented to by the Committee.

                  (b) Unless the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted), and provided the transaction does not violate the requirements of Rule 16b-3, no Shares acquired by an Officer, as that term is defined under Rule 16b-3, or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

         12.  ISSUANCE OF SHARES.

                  (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                  (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any law, regulation, agreement or other applicable restriction, including, but not limited to, the following:

                         (i) a  representation  and  warranty by the Optionee to
the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                         (ii) (A) an agreement  and  undertaking  to comply with
all of the terms, restrictions and provisions set forth in any then applicable shareholders' agreement relating to the Shares, including without limitation any restrictions on transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements, and (B) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

         13.  REDEMPTION OF SHARES BY THE COMPANY.

                  (a) RIGHT TO REDEEM. Subject to any restrictions under applicable corporate or other laws, and notwithstanding any other provisions of this Plan to the contrary, the Company shall have the right to redeem any Shares issued to any Optionee upon the exercise by such Optionee of the

Option granted to him under the Plan immediately upon the termination of Optionee's employment or service arising from (i) a Disability; (ii) the death of the Optionee; (iii) the voluntary termination of employment or services of the Optionee; or (iv) the termination of employment or services of the Optionee for Cause (each an "Event of Redemption").

                  (b)  REDEMPTION PRICE.

                         (i) The purchase price (the "Redemption  Price"), to be
paid by the Company at the Redemption Closing (as defined herein) for the Shares of the Optionee upon the occurrence of an Event of Redemption pursuant to
Section 13(a)(i)-(iii), shall be the Fair Market Value of the Shares on the date of the Event of Redemption, as determined in accordance with Section 2(n) hereof.

                         (ii) In the event of an Event of  Redemption  set forth
in Section 13(a)(iv), the Redemption Price shall be zero, and the Optionee shall immediately surrender the Shares to the Company without payment of any further compensation for his Shares.

                  (c) REDEMPTION CLOSING. The closing (the "Redemption Closing") shall take place no later than thirty (30) days after the date of the occurrence of the Redemption Event. At the Redemption Closing: (i) the Optionee shall deliver to the Company the share certificate or certificates evidencing the ownership of the Shares together with duly executed stock powers endorsed in blank and such other documents as the Company shall require; and (ii) the Company shall pay to the Optionee the Redemption Price (if any) by wire transfer, certified check or, in the Company's sole discretion, by delivery of a promissory note to the Optionee in the principal amount of the Redemption Price and payable on such terms as the Company may deem appropriate.

         14.  ADMINISTRATION.

                  (a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Outside Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, be resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

                  (b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options; (ii) determine the Fair Market Value per Share; (iii) determine the exercise price per Share at which Non-Statutory Stock Options may be exercised; (iv) determine the Optionees to whom, and the time or times at which, Options shall be granted;
(v) determine the number of Shares subject to each Option; (vi) determine the terms, conditions and provisions of each Option granted (which need not be identical); (vii) with the consent of the holder thereof, modify or amend each Option; (viii) defer (with the consent of the Optionee) or accelerate the exercise date of any Option; and (ix) make all other determinations deemed necessary or advisable for the administration of this Plan.


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

                  (c) Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Committee, shall be final and conclusive for al purposes and upon all persons including, but without limitation, the Company, the Committee, the Board, Officers, and any affected Employees or consultants to the Company, Optionees and the respective successors in interest of any of the foregoing.

                  (d) Any and all decisions or determinations of the Committee shall be made either: (i) by a majority vote of the members of the Committee at a meeting of the Committee; or (ii) without a meeting by the unanimous written approval of the members of the Committee.

                  (e) The Board may reserve to itself the power to grant Options to Employees or Directors or directors of any Subsidiary who are not Covered Employees. If and to the extent that the Board reserves such powers, then all references herein to the Committee shall refer to the Board with respect to the Options granted by the Board.

                  (f) No member of the Committee, or any Officer or Director, shall be personally liable for any act or omission made in good faith in connection with this Plan.

                  (g) The inability of the Company to obtain authority from any regulatory body having jurisdiction over the grant of options under the Plan, which authority is deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken, as determined by the Committee in its sole discretion.

         16.  INTERPRETATION.

                  (a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                  (b) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3, any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule

16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board and the Committee each may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

                  (c) This Plan shall be governed by the internal laws of the State of Colorado.

                  (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

                  (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         17. AMENDMENT AND TERMINATION OF THE PLAN. Either the Board or the Committee may from time to time amend or terminate this Plan or any Option without approval of the shareholders of the Company, unless shareholder approval is required by Rule 16b-3, applicable stock exchange or quotation systems, or applicable Code provisions; PROVIDED, however, that, except to the extent provided in Section 9, no amendment or termination of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         18. RIGHTS AS AN EMPLOYEE OR NON-EMPLOYEE. Neither the Plan nor any Option granted pursuant thereto shall be construed to give any person the right to remain in the employ or service of the Company or any Affiliate, or to affect the right of the Company or any Affiliate to terminate such individual's employment or service at any time with or without cause. The grant of an Option shall not entitle the Optionee to, or disqualify the Optionee from, participation in the grant of any other Option under the Plan or participation in any other benefit plan maintained by the Company or any Affiliate.

         19. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon the Company's successors and assigns and shall inure to the benefit of any representative, executor, administrator, heir, or legatee of the Optionee.
























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